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                                                                     EXHIBIT 2.2


                            STOCK PURCHASE AGREEMENT



      This STOCK PURCHASE AGREEMENT (the "Agreement") is made and entered into as of April 29, 1998 by and between Guardian Assets, Inc., a Delaware corporation ("Buyer"), and the stockholders of AK Industries, Inc., a Texas corporation (the "Company"), listed on Schedule A ("Sellers").


                                    RECITALS

      A. The Boards of Directors of Buyer believes it is in the best interests of Buyer and its stockholders that Buyer acquire all of the outstanding capital stock of the Company (the "Acquisition").

      B. The Sellers desire to sell the capital stock of the Company held by them to Buyer.

      C. The Sellers and Buyer desire to make certain representations and warranties and other agreements in connection with the Acquisition.

      NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, the parties agree as follows:


                                    ARTICLE I

                              THE PURCHASE AND SALE

      1.1 The Purchase and Sale. At the Closing (as defined in Section 1.2) and subject to and upon the terms and conditions of this Agreement Sellers agree to sell and deliver to Buyer and Buyer agrees to purchase from Sellers all of the outstanding shares of the Company's Common Stock (the "Shares") free and clear of all liens, claims and encumbrances.

      1.2 Purchase Price. The aggregate purchase price for the Shares shall be $3,000,000.00. In lieu of cash Buyer may deliver to the Sellers promissory notes (the "Notes") substantially in the form attached hereto as Exhibit A and in the principal amounts indicated next to each Seller's name on Schedule A.

      1.3 The Closing. The closing of the Acquisition (the "Closing") will take place on the date hereof (the "Closing Date"), at the offices of Buyer at 1345 Enterprise Drive, West Chester, PA 19380.



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      1.4 Deliveries by Sellers and the Company. At the Closing, each Seller shall deliver, or cause to be delivered, share certificates representing the Shares owned by such Seller as indicated on Schedule A, duly endorsed for transfer to Buyer. With respect to the Company, Sellers shall deliver a properly executed FIRPTA exemption certificate which meets the requirements of Treasury Regulation Section 1.1445-2.

      1.5 Deliveries by Buyer. At the Closing, Buyer shall deliver the Notes required by Section 1.2 hereof.


                                   ARTICLE II

                    REPRESENTATIONS AND WARRANTIES OF SELLERS

      Each Seller represents and warrants to Buyer as follows:

      2.1 Each Seller has all power and authority to enter into this Agreement, to perform each Seller's respective obligations hereunder and to consummate the transactions contemplated hereby.

      2.2 This Agreement has been duly executed and delivered by each Seller and constitutes a legal, valid and binding obligation of each Seller enforceable against each Seller in accordance with its terms, except as such enforceability may be limited by principles of public policy and subject to the laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable principles.

      2.3 Each Seller has good and valid title to the Shares held by such Seller, as reflected on Schedule A, and at the Closing good valid title to such Shares will pass to Buyer free and clear of any liens, claims, encumbrances, security interests, options, charges and restrictions of any kind.

      2.4     Representations as to the Company

              (a) Organization of the Company. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas. The Company has the corporate power to own its properties and to carry on its business as now being conducted. The Company has delivered a true and correct copy of its Certificate of Incorporation and Bylaws, each as amended to date, to Buyer.

              (b) Company Capital Structure. The authorized capital stock of the Company consists of 10,000 shares of common stock, no par value (the "Company Capital Stock"), 1000 shares of which are issued and outstanding. All outstanding shares of the Company Capital Stock are held solely by Sellers and are duly authorized, validly issued, fully paid and non-assessable. As of the Closing, there shall be no existing options, convertible securities, warrants, calls, pledges,

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transfer restrictions (except restrictions imposed by federal and state securities laws), liens, rights of first offer, rights of first refusal, antidilution provisions or commitments of any character relating to any issued or unissued shares of Company Capital Stock. There are no preemptive or other preferential rights applicable to the issuance and sale of securities of the Company, including the Shares, created by statute, the Certificate of Incorporation or Bylaws of the Company or any agreement, written or oral, to which the Company is a party or by which it is bound.

              (c) Subsidiaries. The Company holds 1000 shares of common stock, no par value (the "Subsidiary Shares"), of Amkor-Anam, Inc., a Texas corporation (the "Subsidiary"), which Subsidiary Shares represent all of the authorized and outstanding shares of the Subsidiary. Except for the Subsidiary, the Company does not have and has never had any subsidiaries or affiliated companies and does not otherwise own and has never otherwise owned any shares of capital stock or any interest in, or control, directly or indirectly, any other corporation, partnership, association, joint venture or other business entity.

              (d) No Undisclosed Liabilities. The Company does not have any liability, indebtedness, obligation, expense, claim, deficiency, guaranty or endorsement of any type, whether accrued, absolute, contingent, matured, unmatured or other.

              (e) Operations. The Company has no employees, business or operations, agreements with any third parties, governmental permits or licenses, or, except for the Subsidiary Shares, assets or property of any kind.

              (f) Litigation. There is no action, suit, claim or proceeding of any nature pending or to Sellers' knowledge threatened against the Company, its properties or any of its officers or directors (with respect to the operations of the Company), nor, to the knowledge of Sellers, is there any basis therefor. There is no investigation pending or threatened against the Company, its properties or any of its officers or directors (nor, to the best knowledge of Sellers, is there any basis therefor) by or before any governmental entity. No governmental entity has at any time challenged or questioned the legal right of the Company to own the Subsidiary Shares.

              (g) Minute Books. The minute books of the Company made available to counsel for Buyer are the only minute books of the Company and contain a reasonably accurate summary of all meetings of directors (or committees thereof) and stockholders or actions by written consent since the time of incorporation of the Company.

      2.5 Representations Complete. None of the representations or warranties made by Sellers contains any untrue statement of a material fact, or omits to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading.


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                                   ARTICLE III

                     REPRESENTATIONS AND WARRANTIES OF BUYER

      Buyer represents and warrants to Sellers as follows:

      3.1 Organization, Standing and Power. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Buyer has the corporate power to own its properties and to carry on its business as now being conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the failure to be so qualified would have a material adverse effect on the ability of Buyer to consummate the transactions contemplated hereby.

      3.2 Authority. Buyer has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Buyer. This Agreement has been duly executed and delivered by Buyer and constitutes the valid and binding obligations of Buyer, enforceable in accordance with its terms, except as such enforceability may be limited by principles of public policy and subject to the laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies.


                                   ARTICLE IV

                              ADDITIONAL AGREEMENTS

      4.1 Expenses. All fees and expenses incurred in connection with the Acquisition including, without limitation, all legal, accounting, financial advisory, consulting and all other fees and expenses of third parties ("Third Party Expenses") incurred by a party in connection with the negotiation and effectuation of the terms and conditions of this Agreement and the transactions contemplated hereby, shall be the obligation of Buyer.

      4.2 FIRPTA Compliance. On the Closing Date, Sellers shall cause the Company to deliver to Buyer a properly executed statement in a form reasonably acceptable to Buyer for purposes of satisfying Buyer's obligations under Treasury Regulation Section 1.1445-2(c)(3).

      4.3 Additional Documents and Further Assurances. Each party hereto, at the request of another party hereto, shall execute and deliver such other instruments and do and perform such other acts and things as may be necessary or desirable for effecting completely the consummation of this Agreement and the transactions contemplated hereby.


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

                                    ARTICLE V

                               GENERAL PROVISIONS

      5.1 Amendment. This Agreement may be amended by the parties hereto at any time by execution of an instrument in writing signed on behalf of each of the parties hereto.


      5.2 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial delivery service, or mailed by registered or certified mail (return receipt requested) or sent via facsimile (with acknowledgment of complete transmission) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

            (a)   if to Buyer, to:

                  Kevin Heron
                  1345 Enterprise Drive
                  West Chester, PA 19380
                  Phone: (610) 431-9600
                  Fax: (610) 431-9967

                  with a copy to:

                  Wilson Sonsini Goodrich & Rosati, P.C.
                  650 Page Mill Road
                  Palo Alto, California 94304-1050
                  Attention:  Bruce McNamara

            (b)   if to Sellers, to:

                  Memma S. Kilgannon
                  1345 Enterprise Drive
                  West Chester, PA 19380
                  Phone: (610) 431-9600
                  Fax: (610) 431-9967


      5.3 Interpretation. The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.


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      5.4 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

      5.5 Entire Agreement; Assignment. This Agreement, the schedules and Exhibits hereto, and the documents and instruments and other agreements among the parties hereto referenced herein: (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof; (b) are not intended to confer upon any other person any rights or remedies hereunder; and (c) shall not be assigned by operation of law or otherwise except as otherwise specifically provided, except that Buyer may assign their respective rights and delegate their respective obligations hereunder to their respective affiliates.

      5.6 Severability. In the event that any provision of this Agreement or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

      5.7 Other Remedies. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.

      5.8 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

      5.9 Rules of Construction. The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

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      IN WITNESS WHEREOF, Buyer and Sellers have caused this Agreement to be signed by their duly authorized respective officers, all as of the date first written above.

BUYER

GUARDIAN ASSETS, INC.

/s/ James J. Kim
---------------------------------------
James J. Kim, Chief Executive Officer



SELLERS

John T. Kim Trust of December 31, 1987
/s/ Memma S. Kilgannon, Attorney-in-Fact
---------------------------------------
for John T. Kim, Trustee

Name (print): Memma S. Kilgannon
              -------------------------



Susan Y. Kim Trust of December 31, 1987
/s/ Memma S. Kilgannon, Attorney-in-Fact
---------------------------------------
for Susan Y. Kim, Trustee

Name (print): Memma S. Kilgannon
              -------------------------


David D. Kim Trust of December 31, 1987
/s/ Memma S. Kilgannon, Attorney-in-Fact
---------------------------------------
for David D. Kim

Name (print): Memma S. Kilgannon
              -------------------------


                         ***STOCK PURCHASE AGREEMENT***

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

                                   Schedule A

                        AK Industries, Inc. Stockholders



NAME                        COMPANY SHARES          PRINCIPAL AMOUNT OF
----                        --------------          -------------------
                                                    PROMISSORY NOTE TO BE
                                                    ---------------------
                                                    RECEIVED
                                                    --------
John T. Kim Trust of        333.33                  $1,000,000.00
December 31, 1987
Susan Y. Kim Trust of       333.34                  $1,000,000.00
December 31, 1987
David D. Kim Trust of       333.33                  $1,000,000.00
December 31, 1987



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